EXHIBIT 99.1

For Immediate Release

Caliper Life Sciences Reports Second Quarter 2007 Financial Results

– Q2 Revenue of $35.3 Million, 45% Increase over Q2 2006 –

HOPKINTON, Mass., August 9, 2007 — Caliper Life Sciences, Inc. (NASDAQ: CALP), a leading provider of instruments and services for preclinical drug research, today announced its second quarter financial results for 2007.  Second quarter revenues were $35.3 million, an increase of 45% from $24.3 million in the same period in 2006.  Net loss for the quarter was $6.3 million ($0.13 per share) compared to a net loss of $2.1 million ($0.06 per share) in the same quarter of 2006.  Caliper attributed its revenue gains to the effects of the Xenogen acquisition which occurred in August 2006 plus double digit organic growth in its products and services lines, including those acquired from Xenogen, which offset a drop in license revenue. Caliper includes within “organic” growth the increase in revenues from Xenogen products and services over the comparable prior year period when Xenogen was a separate legal entity. The second quarter 2007 net loss also reflected Caliper’s post acquisition cost structure.

Second quarter highlights include:

•                  Revenues of $35.3 million exceeded the Company’s previously announced second quarter guidance of $30 to $35 million.

•                  On a GAAP basis, product revenue grew by 71% from the second quarter of 2006. In addition to the effects of the Xenogen acquisition, product revenue achieved 10% organic growth driven by another strong quarter from Xenogen-related products.  Thirty two IVIS® imaging instruments were placed in the quarter, contributing a 31% increase in revenue from imaging instruments, compared to Xenogen’s stand alone results from the second quarter of 2006.  Microfluidics products, particularly the LabChip® 90, also had a strong quarter with 13% revenue growth.  Liquid handling and other automation products were flat versus the prior year. Service revenue grew 66% on a GAAP basis from the second quarter of 2006, including 15% organic growth.  License fees and contract revenues decreased by 20% on a GAAP basis from the second quarter of 2006 (which had included a significant licensing agreement with Canon U.S. Life Sciences, Inc.).

•                  Wako Pure Chemical Industries, Ltd., a subsidiary of Takeda Pharmaceutical Company Limited, signed a commercial license agreement with Caliper.  Wako’s intent is to use Caliper’s microfluidics technology to develop new diagnostics systems targeted at decentralized testing in hospitals and clinics.  Terms of the agreement were not disclosed.

•                  The U.S. Patent and Trademark Office issued a Notice of Allowance to Caliper for a patent covering key methods of in vivo, non-invasive imaging of light generated within mammals.  This patent significantly expands Caliper’s already leading intellectual property position in biophotonic non-invasive imaging technology to include the use of conjugates comprising any biocompatible entity and a light source, either fluorescent or bioluminescent.  Caliper believes this new patent will expand its licensing revenue opportunities beginning as early as the second half of 2007.

“As we head into the second half of 2007, our strategically reconfigured company is taking hold and delivering improved results.  We are pleased with our pipeline build and believe that the combination of rapid growth in new Xenogen products and drug discovery service offerings, coupled with our recently launched new microfluidic and automation products will contribute to double-digit revenue growth and strong margin improvement,” said Kevin Hrusovsky, president and CEO of Caliper.  “In addition to our revenue initiatives, we are encouraged by our 1200 basis point improvement in product gross margin and actions taken during the second quarter to further streamline our operations.  We believe these actions will result in approximately $2 million of annualized cost savings beginning in the third quarter.”

GAAP Guidance

Caliper reported that its revenue outlook for the third quarter of 2007 is $31.5 to $35.5 million (growth of 19% to 34%) and its revenue outlook for the full year 2007 is $137 to $143 million (growth of 27% to 33%).

Supplemental Non-GAAP Financial Results

Caliper supplements its GAAP financial reporting with certain non-GAAP financial measures. A reconciliation of Caliper’s GAAP to non-GAAP Statements of Operations is provided at the end of this release under “Adjusted Consolidated Statements of Operations.” Adjusted results of operations exclude stock-based compensation charges and acquisition-related revenue adjustments and expenses, such as amortization of intangibles and restructuring charges and credits. Caliper believes that providing this additional information enhances investors’ understanding of the financial performance of Caliper’s operations and increases the comparability of its current financial statements to prior periods.

In the second quarter of 2007, Caliper reported adjusted revenue of $35.6 million, an increase of 46% over the second quarter of 2006, and an adjusted net loss of $2.1 million ($0.05 per share) in comparison with adjusted net income of $0.6 million ($0.02 per share) in the second quarter of 2006. Organic growth in products and services as well as the Xenogen acquisition were the most significant factors in terms of revenue growth and increased operations spending.

Caliper will discuss its second quarter results in a conference call to be held today, August 9, at 9:00 a.m. EDT. To participate in the call, please dial 888-713-4216 five to ten minutes prior to the call and use the participant passcode 11691216. International callers can access the call by dialing 617-213-4868 and entering the same passcode.  You may also pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PRJR4WQ9Q.

A live webcast of the call can be accessed at www.fulldisclosure.com or on the Caliper website at www.caliperLS.com in the Events section of the Investor Relations page. A webcast replay of the call will remain available until Caliper’s earnings call for the third quarter of 2007.

Telephone replays of the conference call will be available approximately two hours after the completion of the call on August 9, 2007 until August 16, 2007. To access a telephone playback of the proceedings, dial 888-286-8010 and use the participant passcode 21426002. International callers can access the playback by dialing 617-801-6888 and using the same participant passcode.

About Caliper Life Sciences

Caliper Life Sciences is a leading provider of cutting-edge technologies enabling researchers in the life sciences to create life-saving and enhancing medicines and diagnostic tests more quickly and efficiently. Caliper is aggressively innovating new technology to bridge the gap between in vitro assays and in vivo results and then translate those results into cures for human disease. Caliper’s portfolio of offerings includes state-of-the-art microfluidics, lab automation and liquid handling, optical imaging technologies, and discovery and development outsourcing solutions. For more information please visit www.caliperLS.com.

The statements in this press release regarding future events, including statements regarding Caliper’s expected financial results for the third quarter ending September 30, 2007 and for fiscal year 2007, Caliper’s belief that its imaging licensing opportunities will be expanded by its newly allowed patent, Caliper’s expectation that its annual operating expenses will be reduced by approximately $2.0 million as a result of streamlining actions completed during the second quarter, and Caliper’s expectations regarding revenue growth and gross margin improvement during the second half of 2007 from newly introduced products, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements as a result of a number of factors, including the risks that unexpected difficulties may be encountered in gaining wider commercial adoption of Caliper’s new products, and that Caliper’s expectations regarding demand for its products and services may not materialize if capital spending by Caliper’s customers declines, if competitors introduce new competitive products, or if Caliper is unable to convince potential customers regarding the superior performance of its drug discovery and imaging systems and other products. Further information on risks faced by Caliper are detailed under the caption “Risks Related To Our Business” in Caliper’s Annual Report on Form 10-K for the year ended December 31, 2006. Our filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Caliper does not undertake any obligation to update forward-looking or other statements in this release or the conference call.

NOTE:  Caliper, Xenogen, IVIS and LabChip are registered trademarks of Caliper Life Sciences, Inc. or its subsidiaries.

Contacts:
Thomas Higgins
Chief Financial Officer
508.497.2809
Thomas.Higgins@caliperls.com

Media:
Stacey Holifield or Melissa Bruno
Schwartz Communications
781.684.0770

CALIPER LIFE SCIENCES, INC.
SELECTED FINANCIAL INFORMATION
(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue:
Product revenue	$21,022	$12,310	$36,283	$27,008
Service revenue	8,942	5,389	17,872	10,432
License fees and contract revenue	5,326	6,627	9,575	9,185

Total revenue	35,290	24,326	63,730	46,625

Costs and expenses:
Cost of product revenue	12,555	8,825	22,522	18,614
Cost of service revenue	5,437	2,740	11,089	5,579
Cost of license revenue	825	—	1,268	—
Research and development	6,648	4,928	13,422	9,386
Selling, general and administrative	13,306	8,929	25,913	17,405
Amortization of intangible assets	2,533	1,254	5,070	2,509
Restructuring (credits) charges, net	(18)	32	7	73

Total costs and expenses	41,286	26,708	79,291	53,566

Operating loss	(5,996)	(2,382)	(15,561)	(6,941)
Interest (expense) income, net	(123)	180	(116)	371
Other (expense) income, net	(93)	225	(81)	278
Provision for income taxes	(108)	(88)	(159)	(222)

Net loss	$(6,320)	$(2,065)	$(15,917)	$(6,514

Net loss per share, basic and diluted	$(0.13)	$(0.06)	$(0.34)	$(0.19)

Shares used in computing net loss per common share, basic and diluted	47,228	33,695	47,104	33,607

CALIPER LIFE SCIENCES, INC.
SELECTED FINANCIAL INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2007	2006
	(unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$11,477	$11,634
Marketable securities	5,003	13,303
Accounts receivable, net	28,937	30,822
Inventories	21,319	18,758
Other current assets	2,977	1,996

Total current assets	69,713	76,513

Property and equipment, net	12,098	13,182
Intangible assets, net	47,973	52,806
Goodwill	80,776	80,776
Other assets	2,087	1,499

Total assets	$212,647	$224,776

Liabilities and stockholders’ equity
Current liabilities	$50,718	$49,661
Loans payable and other long-term obligations	15,595	17,706
Stockholders’ equity	146,334	157,409

Total liabilities and stockholders’ equity	$212,647	$224,776

*                    Derived from audited financial statements for the year ended December 31, 2006.

CALIPER LIFE SCIENCES, INC.
SELECTED FINANCIAL INFORMATION
(unaudited)

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

		Three Months Ended
		June 30, 2007				June 30, 2006
		Reported	Stock- based Comp	Other Adjustments	Adjusted (1)	Reported	Stock- based Comp	Other Adjustments	Adjusted (1)
Revenues:
Product revenue		$21,022	$—	$—	$21,022	$12,310	$—	$—	$12,310
Service revenue		8,942	—	—	8,942	5,389	—	—	5,389
License fees and contract revenue	(4)	5,326	—	324	5,650	6,627	—	—	6,627

Total revenues		35,290	—	324	35,614	24,326	—	—	24,326

Cost and Expenses:
Cost of product revenue	(2)	12,555	(114)	—	12,441	8,825	(123)	—	8,702
Cost of service revenue	(2)	5,437	(34)	—	5,403	2,740	(41)	—	2,699
Cost of license revenue	(4)	825	—	43	868	—	—	—	—
Research and development	(2)	6,648	(211)	—	6,437	4,928	(252)	—	4,676
Selling, general and administrative	(2)	13,306	(1,022)	—	12,284	8,929	(953)	—	7,976
Amortization of intangible assets	(3)	2,533	—	(2,533)	—	1,254	—	(1,254)	—
Restructuring charges	(3)	(18)	—	18	—	32	—	(32)	—

Total costs and expenses		41,286	(1,381)	(2,472)	37,433	26,708	(1,369)	(1,286)	24,053

Operating loss		(5,996)	1,381	2,796	(1,819)	(2,382)	1,369	1,286	273
Interest (expense) income, net		(123)	—	—	(123)	180	—	—	180
Other (expense) income, net		(93)	—	—	(93)	225	—	—	225
Provision for income taxes		(108)	—	—	(108)	(88)	—	—	(88)

Net income (loss)		$(6,320)	$1,381	$2,796	$(2,143)	$(2,065)	$1,369	$1,286	$590

Net income (loss) per share — basic and diluted		$(0.13)			$(0.05)	$(0.06)			$0.02

Shares used in computing net loss per share — basic and diluted		47,228			47,228	33,695			33,695

See accompanying Notes to Adjusted Consolidated Statements of Operations

CALIPER LIFE SCIENCES, INC.
SELECTED FINANCIAL INFORMATION
(unaudited)

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

		Six Months Ended
		June 30, 2007				June 30, 2006
		Reported	Stock based Comp	Other Adjustments	Adjusted (1)	Reported	Stock based Comp	Other Adjustments	Adjusted (1)
Revenues:
Product revenue		$36,283	$—	$—	$36,283	$27,008	$—	$—	$27,008
Service revenue		17,872	—	—	17,872	10,432	—	—	10,432
License fees and contract revenue	(4)	9,575	—	961	10,536	9,185	—	—	9,185

Total revenues		63,730	—	961	64,691	46,625	—	—	46,625

Cost and Expenses:
Cost of product revenue	(2)	22,522	(242)	—	22,280	18,614	(250)	—	18,364
Cost of service revenue	(2)	11,089	(77)	—	11,012	5,579	(66)	—	5,513
Cost of license revenue	(4)	1,268	—	108	1,376	—	—	—	—
Research and development	(2)	13,422	(465)	—	12,957	9,386	(492)	—	8,894
Selling, general and administrative	(2)	25,913	(1,950)	—	23,963	17,405	(1,847)	—	15,558
Amortization of intangible assets	(3)	5,070	—	(5,070)	—	2,509	—	(2,509)	—
Restructuring charges	(3)	7	—	(7)	—	73	—	(73)	—

Total costs and expenses		79,291	(2,734)	(4,969)	71,588	53,566	(2,655)	(2,582)	48,329

Operating loss		(15,561)	2,734	5,930	(6,897)	(6,941)	2,655	2,582	(1,704)
Interest (expense) income, net		(116)	—	—	(116)	371	—	—	371
Other (expense) income, net		(81)	—	—	(81)	278	—	—	278
Provision for income taxes		(159)	—	—	(159)	(222)	—	—	(222)

Net income (loss)		$(15,917)	$2,734	$5,930	$(7,253)	$(6,514)	$2,655	$2,582	$(1,277)

Net income (loss) per share — basic and diluted		$(0.34)			$(0.15)	$(0.19)			$(0.04)

Shares used in computing net loss per share — basic and diluted		47,104			47,104	33,607			33,607

Notes to Adjusted Consolidated Statements of Operations

(1)          To supplement the financial results presented on a GAAP basis, the Company uses adjusted measures of revenues, gross profit margins, costs and expenses, net loss and net loss per share which are non-GAAP financial measures. Caliper’s management uses these adjusted financial measures to gain an understanding of its comparative operating performance, and also in financial and operating decision-making because management believes they better reflect the underlying economics of Caliper’s ongoing business. Management believes that comparisons of adjusted financial measures may be more meaningful because operating results presented under GAAP may include, from time to time, items that management believes are not necessarily relevant to understand Caliper’s business. Caliper’s management believes that these adjusted financial measures provide useful information to investors and others in understanding and evaluating Caliper’s current operating performance and future prospects. The adjusted financial measures have limitations, however, because they do not include all items of income and expense that impact Caliper’s operations. Caliper’s management compensates for these limitations when using the non-GAAP financial measures by always presenting GAAP results with equal or greater prominence.  The adjusted measures exclude:

a)               Expense associated with the amortization of acquisition-related intangible assets, impairment of acquired intangible assets and in-process research and development. This exclusion allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held business activities and with both acquisitive and non-acquisitive peers.

b)               Deferred revenue adjustments recorded in purchase accounting that reduce revenues that would otherwise be recognized on a continuing GAAP basis.

c)               Restructuring expense-related to reductions in force and costs to discontinue activities including idle capacity costs. The costs largely relate to restructuring activities associated with business combinations and are not indicative of the Company’s normal operating costs.

d)               Stock-based compensation that is recognized under Statement of Financial Accounting Standards (SFAS) No. 123R which requires non-cash stock compensation expense to be recorded when stock options and other stock-related awards vest. Caliper’s management believes that available valuation methodologies and assumptions may result in estimates that are misleading in the comparison of its financial results to its peers, and do not provide meaningful insight into Caliper’s ongoing operations.

(2)          Adjustment represents stock-based compensation expense.

(3)          Adjustment represents intangible asset amortization and impairment charges and restructuring activities related to business combinations.

(4)          Adjustment represents revenues and related costs that were recorded at fair value in accordance with the provisions of SFAS No. 141 and EITF No. 01-03. As a result, these amounts were excluded from the reported results on a GAAP basis; however, due to the fact they relate to purchase accounting, they have been added back on an adjusted basis.

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